Exhibit 10.10

Unofficial English Translation

Plant  Lease Agreement

Party A: Sanheshiye Development Company Jiulongpo District Chongqing

Party B: Beijing Agritech Fertilizer Limited, Chongqing Branch

Through the voluntary, equal and mutual negotiation, with regard to the matter that Party A leases Party B its legally owned land and plant, both parties agree as follows:

1.	Party A leases to Part B located in No.11-3 GeLeShan Metropolis Industry Garden. The coverage of the office building is 607square meters. The coverage of the workshop is 467 square meters.

2.	The term of the lease is five years, starting from April 01, 2007 to March 31, 2012. (The start date of the term of the lease shall be the date of the actual delivery of the building.)

3.
The rent is RMB 5/ square meters monthly. The total amount of the rent  is RMB 112,440/ year, after 5 years renew lease agreement the rent price go up by 10%. The rent shall be paid quarterly. 4.Under the circumstance that Party B shall not alter the general landscape and function of the building, with the prior consent of Party A, Party B may partially alter the building.

5.
After signing the agreement, Party B shall pay Party A the security deposit amount of RMB 10,000. Upon the expiration of the lease, if Party B does not renew the lease, Party A shall return the security deposit without paying interests to Party B within ten business days after the lease is expired and Party B pay off all of the expenses of water, electricity, gas and the phone bills.

6.
With regard to water, electricity and gas Party B consumes during the term of the lease, the management company will calculate the expenses based on the actual monthly use amount, and Party B shall pay such expenses according to the invoices.

7.	During the term of the lease, Party A assumes the rights and obligations as follows:
(1)
After signing the agreement, Party A shall not reclaim without due courses. In the event Party A requests to reclaim during the term of the lease, Party B is entitled to reject such requests. In case Party A unilaterally breaches the agreement, it shall return the double amount of the security deposit to compensate Part B.

(2)	Party A shall ensure that the building and its fixtures are in good condition when it delivers them to Party B from the starting date of the lease.

(3)	Party A shall guarantee the legality of the building and pay all and any of governmental taxes.

8.	During the term of the lease, Party B assumes the rights and obligations as follows:

(1)
Party B shall pay the rent, security deposit and all expenses in accordance with the agreement. In case Party B defers to pay any of such within the agreed schedule, then after thirty days, Party A is entitled to cancel the lease.

(2)	After the signing of the agreement, in the event Party B fails to pay the rent of the initial payment period and the security deposit more than ten days, Party A is entitled to cancel the lease.

(3)
Without the written consent of Party A, Party B shall not sublease part of the building, or transfer the lease to the third party, nor shall Party B share the building with the third party in any way. In the event the aforesaid situations occur, Party A is entitled to cancel the lease.

(4)
During the term of the lease, Party B shall strictly comply with the laws, rules and regulations of the People’s Republic of China. Party B shall be strictly prohibited from conducting any illegal or immoral activities by using the office building.

9.
On the start date of the lease, both parties shall inspect the building and equipments together, and sign and perform the delivery agreement. On the cancellation date of the lease, both parties shall inspect the building and equipments together, and sign and perform the building return agreement.

10.
Either party shall perform its duties in accordance with this agreement. Any dispute arising from or in connection with this agreement or any unspecified matters shall be negotiated by both parties. In the event that both parties fail to reach an agreement, either party may submit the dispute to the Beijing Arbitration Commission.

11.
Any matter not specified in this agreement may be negotiated by both parties and sign a supplement to the agreement. The supplement and this agreement have the same legal effect and are equally binding to both parties.

12.	In the event that the natural disaster, the adjustment of the national policy and any other event of force majeure occur, both parties shall negotiate to reach an agreement.

13.	This agreement consists four original copies, Party A and Party B holds two respectively.

Party A
Sanheshiye Development Company Jiulongpo District Chongqing
/s/ Anfu Fan
Legal Representative:  Anfu Fan

April 1, 2007

Party B
Beijing Agritech Fertilizer Limited, Chongqing Branch
/s/ Tanbiao Guo
Legal Representative: Tanbiao Guo

April 1, 2007